Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the period ended June 29, 2008 (the “Report”) by Axesstel, Inc. (“Registrant”), each of the undersigned hereby certifies that, to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: August 12, 2008

/s/ H. Clark Hickock
H. Clark Hickock, Chief Executive Officer
(Principal Executive Officer)

/s/ Patrick Gray
Patrick Gray, Chief Financial Officer
(Principal Accounting Officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the registrant for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended. Such certification will not be deemed to be incorporated by reference in to any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates it by reference.